      As Filed With the Securities and Exchange Commission on July 11, 2000

                                                     Registration No. 333-______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                    -----------------------------------------


                         OCEANEERING INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)

           DELAWARE                                             95-2628227
 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                          Identification Number)

         11911 FM 529                                             77041
        HOUSTON, TEXAS                                          (Zip Code)
    (address of principal
      executive offices)

                    -----------------------------------------


             1999 INCENTIVE PLAN OF OCEANEERING INTERNATIONAL, INC.
                            (Full title of the plan)

                    -----------------------------------------


                           George R. Haubenreich, Jr.
              Senior Vice President, General Counsel and Secretary
                         Oceaneering International, Inc.
                                  11911 FM 529
                              Houston, Texas 77041
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (713) 329-4668

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
TITLE OF SECURITIES TO        AMOUNT TO BE          PROPOSED MAXIMUM        PROPOSED MAXIMUM            AMOUNT OF
   BE REGISTERED (1)           REGISTERED          OFFERING PRICE PER      AGGREGATE OFFERING     REGISTRATION FEE (2)
                                                        SHARE (2)               PRICE (2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par               1,450,000                $19.00                $27,550,000              $7,273.20
value $0.25 per share
======================================================================================================================

(1) Includes the associated rights to purchase preferred stock, which initially are attached to and trade with the shares of Common Stock being registered hereby.
(2) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales price of the Common Stock of the Registrant reported on the New York Stock Exchange on July 6, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") by Oceaneering International, Inc., a Delaware corporation (the "Company"):

         1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 (File No. 1-10945).

         2. The description of the Company's common stock, par value $.25 per share ("Common Stock") contained in the Company's Registration Statement on Form 8-A, as amended.

         3. The description of the Rights to Purchase Series B Junior Participating Preferred Stock, par value $1.00 per share, contained in the Company's Registration Statement on Form 8-A, as amended.

         Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Mr. Haubenreich, who is passing on the legality of the Common Stock offered hereby, has been granted 36,000 shares of restricted common stock under the 1999 Incentive Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware General Corporation Law

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

Certificate of Incorporation

         Article Thirteen of the Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or any of its stockholders for monetary damages resulting from a breach of fiduciary duty involving any act or omission of any such director occurring on or after August 15, 1986; provided, however, that such provision does not eliminate or limit the liability of any director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8, section 174 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit.

Bylaws

         The Bylaws of the Company contain the following provisions:

                                   "ARTICLE IX
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1. (a) The corporation shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which it owns shares of capital stock or other interests or which it is a creditor, against any expenses and costs, including, but not limited to, legal and accounting fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that no indemnification shall be made to any such person who is adjudged in such action, suit or proceeding to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (c) The determination that any person is entitled to indemnification under subsection (a) shall be made (i) by a majority vote of a quorum of the Board of Directors consisting of Directors who were not parties to such action, suit or proceeding, or (ii) upon the written opinion of independent legal counsel requested by the Board of Directors, or (iii) by the stockholders of the corporation.

         Section 2. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation to such person in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount in the event that it shall ultimately be determined that he is not entitled to indemnification by the corporation as authorized by these bylaws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         Section 3. The indemnification and advancement of expenses provided by or granted pursuant to these bylaws shall not be deemed exclusive of any other right to indemnification and advancement of expenses to which such persons may be entitled under any law, charter or bylaw of the corporation, agreement, vote of the stockholders or disinterested Directors or otherwise, whether as to action taken in his official capacity or as to action in any other capacity while holding such office, and such indemnification and advancement of expenses shall continue and inure to the benefit of persons who have ceased to be a Director, officer, employee or agent, and the heirs, executors and administrators of such a person.

         Section 4. The Board of Directors may from time to time in behalf of the corporation purchase and maintain insurance on behalf of any person who is or was a Director, officer or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this by-law."

1999 Incentive Plan

         In addition, Section 6 of the Company's 1999 Incentive Plan (the "Incentive Plan") provides that certain directors and officers administering the Incentive Plan shall not be liable for anything done or omitted to be done by him or her in connection with the performance of duties under the Incentive Plan, except for his or her own willful misconduct or as expressly provided by statute.

         The above discussion of the Company's Certificate of Incorporation, Bylaws, Incentive Plan and Section 145 of the Delaware General Corporation Law is intended to be only a summary and is qualified in its entirety by the full text of each of the foregoing.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8. EXHIBITS

         The following documents are filed as a part of this registration statement or incorporated by reference herein:

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
*4.1              -- Certificate of Incorporation of the Company, as amended
                     (filed as Exhibit 3(a) to the Company's Annual Report on
                     Form 10-K for the year ended March 31, 1988, File
                     No. 0-8418)

*4.2              -- Amendment to Certificate of Incorporation of the Company
                     (filed as Exhibit 4(b) to the Company's Registration
                     Statement on Form S-8, Registration No. 33-36872)

*4.3              -- Amended and Restated Bylaws of the Company (filed as
                     Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q
                     for the quarter ended December 31, 1999, File No. 1-10945)

*4.4              -- Specimen Stock Certificate for Common Stock (filed as
                     Exhibit 4(a) to the Company's Annual Report on Form 10-K
                     for the year ended March 31, 1993, File No. 1-10945)

*4.5              -- Rights Agreement dated November 20, 1992 (filed as
                     Exhibit 1 to the Company's Current Report on Form 8-K dated
                     November 1992, File No. 1-10945)

*4.6              -- 1999 Incentive Plan of Oceaneering International, Inc.
                     (filed as Exhibit 10.08 to the Company's Annual Report on
                     Form 10-K for the year ended March 31, 2000, File
                     No. 1-10945)

 5                -- Opinion of George R. Haubenreich, Jr. (filed herewith)

23.1              -- Consent of George R. Haubenreich, Jr. (included in Exhibit 5)

23.2              -- Consent of Arthur Andersen LLP, independent public
                     accountants (filed herewith)

24                -- Powers of Attorney (filed herewith)

         The Company hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code.

------------

* Incorporated herein by reference as indicated.

ITEM 9. UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 11th day of July, 2000.

                                      OCEANEERING INTERNATIONAL, INC.



                                      By: /s/ John R. Huff
                                         ---------------------------------------
                                              John R. Huff
                                              Chairman of the Board,
                                              President, Chief Executive Officer
                                              and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 11th day of July, 2000.



                  NAME              TITLE

/s/ John R. Huff                        Chairman of the Board, President,
------------------------------------    Chief Executive Officer and Director
John R. Huff                            (Principal Executive Officer)

/s/ Marvin J. Migura                    Senior Vice President & Chief Financial
------------------------------------    Officer (Principal Financial Officer)
Marvin J. Migura

/s/ John L. Zachary                     Controller & Chief Accounting Officer
------------------------------------    (Principal Accounting Officer)
John L. Zachary

*Charles B. Evans
*David S. Hooker
*John R. Huff                           Directors
*D. Michael Hughes
*Harris J. Pappas

*By: /s/ George R. Haubenreich, Jr.
     -------------------------------
         George R. Haubenreich, Jr.
         Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT
NUMBER            DESCRIPTION
------            -----------
*4.1              Certificate of Incorporation of the Company, as amended (filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K
                  for the year ended March 31, 1988, File No. 0-8418)

*4.2              Amendment to Certificate of Incorporation of the Company
                  (filed as Exhibit 4(b) to the Company's Registration Statement on Form S-8, Registration No. 33-36872)

*4.3              Amended and Restated Bylaws of the Company (filed as Exhibit
                  3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, File No. 1-10945)

*4.4              Specimen Stock Certificate for Common Stock (filed as Exhibit
                  4(a) to the Company's Annual Report on Form 10-K for the year ended March 31, 1993, File No. 1-10945)

*4.5 Rights Agreement dated November 20, 1992 (filed as Exhibit 1 to the Company's Current Report on Form 8-K dated November
                  1992, File No. 1-10945)

*4.6              1999 Incentive Plan of Oceaneering International, Inc.
                  (filed as Exhibit 10.08 to the Company's Annual Report on
                  Form 10-K for the year ended March 31, 2000, File No. 1-10945)

5                 Opinion of George R. Haubenreich, Jr.

23.1              Consent of George R. Haubenreich, Jr. (included in Exhibit 5)

23.2              Consent of Arthur Andersen LLP, independent public accountants

24                Powers of Attorney

------------

* Incorporated herein by reference as indicated.